Calix Press Release	Page 1

Exhibit 99.1

Calix Releases Third Quarter 2020 Financial Results

SAN JOSE, CA – October 20, 2020 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for its third quarter 2020 have been posted as a letter to stockholders to the investor relations section of its website. Please visit the Calix investor relations website at https://investor-relations.calix.com to view the third quarter 2020 financial results in our letter to stockholders, along with accompanying supplemental financial information.

A question and answer conference call to discuss these results with President and CEO, Carl Russo, CFO, Cory Sindelar, and Director of Investor Relations, Tom Dinges, will be held tomorrow, October 21, 2020 at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time).

Interested parties can listen to a live webcast of the conference call by visiting the Calix Investor Relations website at http://investor-relations.calix.com/. The conference call is also available via teleconference by dialing (877) 407-4019 or international (201) 689-8337 with conference ID# 13710735 or participants can also click this link for instant telephone access to the event. The link will become active approximately 15 minutes prior to the start of the conference call. The conference call and webcast will include forward-looking information.

A replay of the conference call will also be available at http://investor-relations.calix.com/ following the completion of the call. The call will be archived at http://investor-relations.calix.com/.

About Calix
Calix, Inc. (NYSE: CALX) - Innovative communications service providers rely on Calix platforms to help them master and monetize the complex infrastructure between their members and the cloud. Calix is the leading global provider of the cloud and software platforms, systems and services required to deliver the unified access network and smart premises of tomorrow. Our platforms and services help our customers build next generation networks by embracing a DevOps operating model, optimize the member experience by leveraging big data analytics and turn the complexity of the smart, connected home and business into new revenue streams.

Investor Inquiries:

Thomas J. Dinges, CFA
408-474-0080
Tom.Dinges@calix.com